U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                          Date of Report: July 17, 2002



                            MAJESTIC COMPANIES, LTD.
              (Exact name of registrant as specified in its charter)


  Nevada                             000-28083        88-0293171
 (State or other                   (Commission       (IRS Employer
  jurisdiction                      File Number)       Identification No.)
  of incorporation)


     8880 Rio San Diego, 8th Fl., San Diego, California 92108
     (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:
                             (619) 209-6077











ITEM 2.  Acquisition or Disposition of Assets.

     Effective as of July 10, 2002, Majestic Companies, Ltd. (the "Company") entered into a Stock Exchange Agreement with Freedom Oil & Gas, Inc., a Nevada corporation, 1340 S. Main St., Suite 190, Grapevine, Texas 76051, with offices in Salt Lake City, Utah ("Freedom"). Under the terms of the Stock Exchange Agreement, the Company agreed to issue and exchange 10,000,000 shares of its Series A Preferred Stock, par value $.001 per share, for 15,000,000 shares of Common Stock, par value $.001, of Freedom, representing 100% of Freedom's outstanding capital stock. The Company's Series A Preferred Stock is convertible into the Company's Common Stock at a ratio of one (1) share of preferred stock for five (5) shares of common stock. Following the conversion of the Series A Preferred Shares by Freedom, Freedom obtained approximately 78.94% control of the the Company's capital stock (the conversion requires an amendment to the Company's Articles of Incorporation). Freedom will remain as the Company's wholly-owned operating subsidiary.


ITEM 6.  Resignation of Registrant's Directors.

     Effective as of July 12, 2002, Francis A. Zubrowski resigned as Chairman, Chief Executive Officer, President and Treasurer of the Company and Paul S. Hewitt resigned as a director.

     There were no disagreements with the Company on any matter relating to the Company's operations, policies or practices. Mr. Zubrowski's letter of resignation is attached to this Form 8-K as Exhibit 17. Mr. Hewitt's written resignation had not been received as of this Report.

     On July 12, 2002, the Company announced the election by shareholder consent of J. David Gowdy and Lyle J. Mortensen as directors, and the appointment by Board consent of J. David Gowdy as Chairman, President and Chief Executive Officer, and Lyle J. Mortensen as Secretary.


ITEM 7.  Exhibits.

          (c)      Exhibits

          The following exhibits are filed as part of this Report.

                  Exhibit No.       Description

                  2.1 Stock Exchange Agreement dated as of July 10, 2002, between The Majestic Companies, Ltd. and Freedom Oil & Gas, Inc.

                  17                Resignation of Francis A. Zubrowski dated
                                    July 12, 2002.

                  99.1              Press Release dated July 15, 2002.







                                SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2002                             MAJESTIC COMPANIES, LTD.

                                                 By: /S/ J. David Gowdy
                                                         J. David Gowdy, CEO


                  INDEX TO EXHIBITS


Exhibit No.       Description

2.1 Stock Exchange Agreement dated as of July 10, 2002, between Majestic Compaies, Ltd. and Freedom Oil & Gas, Inc.

17                Resignation of Francis A. Zubrowski dated July 12, 2002.

99.1              Press Release dated July 15, 2002